================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  JUNE 23, 2004
                                (Date of Report)


                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)


                                     1-11718
                              (Commission File No.)


             MARYLAND                                    36-3857664
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                60606
  (Address of principal executive offices)                (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)

================================================================================

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


         As previously announced, Manufactured Home Communities, Inc. (NYSE:
MHC) acquired the 93% equity interest of National Home Communities ("NHC") in entities owning 28 properties. PAMI filed a lawsuit disputing the authority of NHC to enter into the transaction with MHC and a trial was held in mid-April 2004.

         On June 21, 2004, the Court of Chancery for the State of Delaware in Civil Action No. 259-N issued a Memorandum Opinion affirming NHC had the authority to enter into the transaction with MHC.


         The forward-looking statements contained herein are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has a controlling interest in 209 quality communities in 23 states consisting of 80,028 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    MANUFACTURED HOME COMMUNITIES, INC.


                                    BY: /s/ Michael Berman
                                        -----------------------------
                                        Michael Berman
                                        Vice President, Treasurer and
                                        Chief Financial Officer


DATE: June 23, 2004